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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Form S-8 No. 333-181750, 333-188967, 333-196157 and 333-204544) pertaining to the 2012 Equity Incentive Plan of Axcelis Technologies, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-49726) pertaining to the Employee Stock Purchase Plan of Axcelis Technologies, Inc.,

  (3)
  Registration Statement (Form S-8 No. 333-49768) pertaining to the 2000 Stock Plan of Axcelis Technologies, Inc.,

  (4)
  Registration Statement (Form S-8 No. 333-120356) pertaining to the 2000 Stock Plan and 2012 Equity Incentive Plan, and

  (5)
  Registration Statement (Form S-3 No. 333-192533) pertaining to the registration of securities;

of our reports dated March 4, 2016, with respect to the consolidated financial statements and schedule of Axcelis Technologies, Inc. and the effectiveness of internal control over financial reporting of Axcelis Technologies, Inc., included in this Annual Report (Form 10-K) of Axcelis Technologies, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 4, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM